UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

As previously reported, on December 17, 2010, The Bank of New York Mellon Trust Company, National Association (the “Trustee”) filed a complaint in the U.S. District Court for the Southern District of New York solely as the Trustee for the Trust Preferred Income Equity Redeemable Securities (“Trust PIERS”) under an Indenture dated September 1, 1999, as amended, against Santander Holdings USA, Inc. (“SHUSA”). The complaint asserts that the acquisition by Banco Santander, S.A. (“Santander”) of SHUSA on January 31, 2009, constituted a “change of control” under the Trust PIERS.

If the acquisition constituted a “change of control” under the definitions applicable to the Trust PIERS, SHUSA would be required to pay a significantly higher rate of interest on subordinated debentures of SHUSA held in trust for the holders of Trust PIERS and the principal amount of the debentures would accrete to $50 per debenture as of the effective date of the “change of control”.  There is no “change in control” under the Trust PIERS, among other reasons, if the consideration in the acquisition consisted of shares of common stock traded on a national securities exchange.  Santander issued American Depositary Shares in connection with the acquisition which were and are listed on the New York Stock Exchange.  The complaint asks the Court to declare that the acquisition of the Company was a “change of control” under the Indenture and seeks damages equal to the interest that the complaint alleges should have been paid by the Company for the benefit of holders of Trust PIERS.

As previously disclosed, on December 13, 2011, the Court issued its decision granting the Trustee’s motion for summary judgment and denying the Bank’s cross-motion. The Court ruled that the term “common stock” used in the Indenture’s “change of control” provision does not include ADSs and, therefore, a Change of Control occurred.

The Court referred the matter of damages to a magistrate judge for an inquest, and on September 12, 2012, the magistrate judge issued a recommendation that the interest on the PIERS be reset at 13.61% per annum for all periods subsequent to January 31, 2009, and that the damages due to the holders of the Trust PIERS should be $305,626,022.00, costs and attorneys’ fees in the amount of $3,160,012.31, and accrued prejudgment interest on the unpaid fees and costs in the amount of $130,150.23.

Following the December 13, 2011 decision by the Court, at December 31, 2011, SHUSA recorded a reduction of pre-tax income of $344.2 million for the Trust PIERS litigation.  Of that total, $70.8 million represented the liability for accrued interest at the rate of 7.410% from January 31, 2009 to December 31, 2011, and the remaining $273.4 million was recorded as Other Expense on Statement of Operations and a credit to the debt obligation to accrete the principal amount of each Trust PIERS security to $50.  As a result of the magistrate judge’s recommendation on damages, the Company will record an additional $258.5 million reduction in pre-tax income as of September 30, 2012, and will commence accruing interest on the Trust PIERS at a rate of 13.61% per annum.

SHUSA intends to file objections to the magistrate judge's recommendation on damages and appeal the finding that the acquisition was a “change of control” (and if necessary the damages assessment).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

Dated: September 13, 2012	By: /s/Christopher K. Pfirrman
Name: Christopher K. Pfirrman
Title: Assistant Secretary